EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-95657 and No. 333-148383 on Forms S-8 of Parlux Fragrances, Inc. (the “Company”), of our report dated June 29, 2010, relating to the consolidated financial statements and financial statement schedule of the Company, and of our report on internal control over financial reporting dated June 29, 2010, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2010.

/s/ MarcumRachlin, a division of Marcum LLP
Miami, Florida
June 29, 2010